Exhibit 23
Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-38677; No. 333-120813; No. 333-248451; and No. 333-270822) of Interface, Inc. (the Company) of our reports dated February 28, 2024, relating to the consolidated financial statements and financial statement schedules, and the effectiveness of the Company’s internal control over financial reporting, which appear in the Form 10-K.

/s/ BDO USA, P.C.

Atlanta, Georgia
February 28, 2024